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                                                                    EXHIBIT 12

                                  MILACRON INC.
                CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                   (UNAUDITED)

                                                                                                               Six Months
                                               Year Ended December 31,                                       Ended June 30,
                               ---------------------------------------------------------------------  ---------------------------
                                 1999          2000          2001          2002           2003          2003           2004
                                 ----          ----          ----          ----           ----          ----           ----
                                                                        (In thousands)
Earnings:
Income (loss) before taxes     $ 76,598(a)    $68,259(b)   $(51,108)(c)  $(36,701)(d)  $(111,840)(e)  $(26,338)(f)   $(41,782)(g)
Add fixed charges (see below)    24,373        26,726        27,917        30,038         29,588        14,397         26,469
                               --------       -------      --------      --------      ---------      --------       --------
Earnings as defined            $100,971       $94,985      $(23,191)     $ (6,663)     $ (82,252)     $(11,941)      $(15,313)
                               ========       =======      ========      ========      =========      ========       ========


Fixed Charges:
Interest expense                 20,873        22,426        24,184        25,471         24,855        12,030         24,069
Other adjustments(h)              3,500         4,300         3,733         4,567          4,733         2,367          2,400
                               --------       -------      --------      --------      ---------      --------       --------
Fixed charges as defined       $ 24,373       $26,726      $ 27,917      $ 30,038      $  29,588      $ 14,397       $ 26,469
                               ========       =======      ========      ========      =========      ========       ========
Ratio of earnings to fixed
charges                             4.1           3.6      $(51,108)(c)  $(36,701)(d)  $(111,840)(e)  $(26,338)(f)   $(41,782)(g)
                               ========       =======      ========      ========      =========      ========       ========


                                      PRO FORMA REFINANCING TRANSACTION             PRO FORMA RIGHTS OFFERING

                                       Year Ended          Six Months           Year Ended          Six Months
                                       December 31,      Ended June 30,         December 31,      Ended June 30,
                                       ------------      --------------         ------------      --------------
                                          2003                2004                 2003               2004
                                        ---------           --------             ---------          --------
                                             (In thousands)                            (In thousands)
Earnings:

Income (loss) before taxes              $(135,706)         $(35,933)              $(135,706)         $(35,933)
Add fixed charges (see below)              41,735            24,303                  41,735            24,303
                                        ---------          --------               ---------          --------
Earnings as defined                     $ (93,971)         $(11,630)              $ (93,971)         $(11,630)
                                        =========          ========               =========          ========

Fixed Charges:
Interest expense                           37,002            21,903                  37,002            21,903
Other adjustments(h)                        4,733             2,400                   4,733             2,400
                                        ---------          --------               ---------          --------
Fixed charges as defined                $  41,735          $ 24,303               $  41,735          $ 24,303
                                        =========          ========               =========          ========
Ratio of earnings to fixed charges      $(135,706)         $(35,933)              $ 135,706          $(35,933)
                                        =========          ========               =========          ========

(a) Includes restructuring costs of $7.2 million and a gain of $13.1 million on the sale of the European extrusion systems business.

(b)      Includes restructuring costs of $1.4 million.

(c)      Includes restructuring costs of $17.5 million.

(d) Includes restructuring costs of $13.9 million and a goodwill impairment charge of $1.0 million.

(e) Includes restructuring costs of $27.1 million, a goodwill impairment charge of $65.6 million and refinancing costs of $1.8 million.

(f)      Includes restructuring costs of $12.3 million.

(g) Includes restructuring costs of $2.8 million and refinancing costs of $21.0 million.

(h) Other adjustments represents a portion of rental expense representative of an interest factor.

                                  MILACRON INC.
        CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED
                                 STOCK DIVIDENDS
                                   (UNAUDITED)

                                                                                                               Six Months
                                                   Year Ended December 31,                                   Ended June 30,
                                    ------------------------------------------------------------------  --------------------------
                                      1999         2000        2001          2002          2003           2003          2004
                                      ----         ----        ----          ----          ----           ----          ----
                                                                            (In thousands)
Earnings:
Income (loss) before taxes          $ 76,598(a)  $68,259(b)  $(51,108)(c)  $(36,701)(d)  $(111,840)(e)  $(26,338)(f)  $(41,782)(g)
Add fixed charges (see below)         24,373      26,726       27,917        30,038         29,588        14,397        26,469
                                    --------     -------     --------      --------      ---------      --------      --------
Earnings as defined                 $100,971     $94,985     $(23,191)     $ (6,663)     $ (82,252)     $(11,941)     $(15,313)
                                    ========     =======     ========      ========      =========      ========      ========
Fixed Charges:
Interest expense                      20,873      22,426       24,184        25,471         24,855        12,030        24,069
Other adjustments(h)                   3,500       4,300        3,733         4,567          4,733         2,367         2,400
                                    --------     -------     --------      --------      ---------      --------      --------
Fixed charges as defined            $ 24,373     $26,726     $ 27,917      $ 30,038      $  29,588      $ 14,397      $ 26,469
                                    ========     =======     ========      ========      =========      ========      ========
Preferred Stock Dividends           $    240     $   240     $    240      $    240      $     240      $    120      $    120

Ratio of earnings to fixed charges
 plus preferred stock dividends          4.1         3.5     $(51,348)(c)  $(36,941)(d)  $(112,080)(e)  $(26,458)(f)  $(41,902)(g)
                                    ========     =======     ========      ========      =========      ========      ========


                                     PRO FORMA REFINANCING TRANSACTION            PRO FORMA RIGHTS OFFERING

                                     Year Ended         Six Months             Year Ended         Six Months
                                    December 31,       Ended June 30,          December 31,      Ended June 30,
                                       2003                2004                   2003              2004
                                       ----                ----                   ----              ----
                                              (In thousands)                             (In thousands)
Earnings:

Income (loss) before taxes            $(135,706)          $(35,933)             $(135,706)         $(35,933)
Add fixed charges (see below)            41,735             24,303                 41,735            24,303
                                      ---------           --------              ---------          --------
Earnings as defined                   $ (93,971)          $(11,630)             $ (93,971)         $(11,630)
                                      =========           ========              =========          ========
Fixed Charges:
Interest expense                         37,002             21,903                 37,002            21,903
Other adjustments(h)                      4,733              2,400                  4,733             2,400
                                      ---------           --------              ---------          --------
Fixed charges as defined              $  41,735           $ 24,303              $  41,735          $ 24,303
                                      =========           ========              =========          ========
Preferred Stock Dividends             $   6,240           $  3,120              $   4,440          $  2,220

Ratio of earnings to fixed charges
 plus preferred stock dividends      $(141,946)           $(39,053)             $(140,146)         $(38,153)
                                      =========           ========              =========          ========

(a) Includes restructuring costs of $7.2 million and a gain of $13.1 million on the sale of the European extrusion systems business.

(b)      Includes restructuring costs of $1.4 million.

(c)      Includes restructuring costs of $17.5 million.

(d) Includes restructuring costs of $13.9 million and a goodwill impairment charge of $1.0 million.

(e) Includes restructuring costs of $27.1 million, a goodwill impairment charge of $65.6 million and refinancing costs of $1.8 million.

(f)      Includes restructuring costs of $12.3 million.

(g) Includes restructuring costs of $2.8 million and refinancing costs of $21.0 million.

(h) Other adjustments represents a portion of rental expense representative of an interest factor.

                                  MILACRON INC.
                          CALCULATION OF CURRENT RATIO
                                   (UNAUDITED)

                                                                                             Six Months
                                                 Year Ended December 31,                   Ended June 30,
                                 ----------------------------------------------------   -------------------
                                  1999       2000        2001       2002       2003      2003        2004
                                  ----       ----        ----       ----       ----      ----        ----
                                                               (In thousands)
Current assets related to
 continuing operations           $440,924   $401,825   $411,786   $428,769   $364,133   $369,205   $347,708
                                 --------   --------   --------   --------   --------   --------   --------
Current liabilities related to
 continuing operations           $454,892   $309,027   $244,971   $271,280   $352,260   $344,170   $196,084
                                 --------   --------   --------   --------   --------   --------   --------
Ratio                                0.97       1.30       1.68       1.58       1.03       1.07       1.77
                                 ========   ========   ========   ========   ========   ========   ========